UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2013

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 902-9600

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2013, Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund, the holder of the one outstanding share of Special Stock, par value $.01, of Trinity Place Holdings Inc. (the “Company”), elected Joanne M. Minieri, 53, to serve on the Board of Directors of the Company as the “Special Stock Director” as provided in the Company’s Amended and Restated Certificate of Incorporation.

Ms. Minieri has served since 2012 as Suffolk County’s Deputy County Executive and Commissioner for Economic Development and Planning as well as the county’s Chair of the Industrial Development Agency. Previously, Ms. Minieri served as President and Chief Operating Officer of Forest City Ratner Companies, a New York-based real estate development and management company. She originally joined the company as its Chief Financial Officer in 1995, and was promoted to Executive Vice President and Chief Operating Officer in 1998 and to President and Chief Operating Officer in 2007. Ms. Minieri, a certified public accountant, holds a degree in business administration from Hofstra University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

	By:	/s/ Richard G. Pyontek
Name: Richard G. Pyontek
Title: Chief Financial Officer

Dated: November 14, 2013